Exhibit 99.1

For Immediate Release	Contact:	Jeff D’Eliscu
Water Pik Technologies, Inc.
(949) 719-3700 (office)
(949) 675-9475 (home)
jdeliscu@waterpik.com

WATER PIK TECHNOLOGIES REPORTS THIRD QUARTER 2005 OPERATING RESULTS

Sales from Continuing Operations Increase 15.2 Percent to $93.3 Million

Earnings per Share from Continuing Operations Increase 35.5 Percent to $0.42

Company Sells Laars® Heating Systems Business for $24.3 Million

(Newport Beach, California, July 27, 2005) – Water Pik Technologies, Inc. (NYSE: PIK) today announced sales from continuing operations for the third quarter ended June 30, 2005 were $93.3 million, an increase of 15.2 percent as compared to sales of $81.0 million for the same three-month period ended June 30, 2004.  Income from continuing operations was $5.3 million or $0.42 per share for the third quarter 2005 as compared to $3.9 million or $0.31 per share for the same period in 2004.  The third quarter 2005 net income of $0.61 per share includes a $2.2 million after tax gain on sale of discontinued operations or $0.17 per share as a result of the sale of the Laars® Heating System business.  The third quarter 2005 EBITDA (earnings before interest, taxes, depreciation and amortization) from continuing operations was $11.3 million as compared to $8.7 million for the same period in 2004.

(In thousands, except per-share amounts)	Three Months Ended June 30,			Nine Months Ended June 30,
(Unaudited)	2005	2004	% Chg.	2005	2004	% Chg.

Sales	$93,270	$80,952	15.2%	$231,323	$225,467	2.6%
Operating income	$8,980	$6,522	37.7%	$17,403	$13,367	30.2%
Income from continuing operations	$5,308	$3,852	37.8%	$10,034	$7,807	28.5%
EBITDA from continuing operations	$11,313	$8,739	29.4%	$24,379	$20,350	19.8%
Diluted net income (loss) per share*
Continuing operations	$0.42	$0.31	35.5%	$0.79	$0.62	27.4%
Discontinued operations	$0.19	$(0.01)	NA	$0.31	$0.08	287.5%
Net income	$0.61	$0.30	103.3%	$1.10	$0.71	54.9%

*  Diluted net income (loss) per share may not add due to rounding.

more

Sales for the nine months ended June 30, 2005 were $231.3 million, an increase of 2.6 percent as compared to sales of $225.5 million for the same period in 2004.  Income from continuing operations increased 28.5 percent to $10.0 million or $0.79 per share for the nine months ended June 30, 2005 as compared to $7.8 million or $0.62 per share for the same period in 2004.  For the nine months ended June 30, 2005, net income of $1.10 per share includes a gain on sale of discontinued operations of $2.2 million or $0.17 per share.  For the nine months ended June 30, 2005, EBITDA from continuing operations was $24.4 million as compared to $20.4 million for the same period in 2004.

“We exceeded our expectations for the quarter driven by the success of our Jandy® Pool Products business,” said Water Pik Technologies’ Chief Executive Officer Michael P. Hoopis.  “We continue to leverage our sales growth into higher profitability.”

Discontinued Operations — Sale of Laars® Heating Systems Business

In January 2005, the Company announced its Board of Directors was considering various strategic alternatives to enhance stockholder value including pursuing a potential sale of a portion or all of the Company.  On June 6, 2005, the Company entered into an asset purchase agreement to sell substantially all the assets and liabilities of the Laars® Heating Systems business, a component of our former Pool Products and Heating Systems segment, to Bradford White Corporation (BWC).  The sale was completed on June 30, 2005 for total estimated cash proceeds of $26.3 million, of which $24.3 million was received as of June 30, 2005.  The remaining estimated proceeds of $2.0 million reflect an estimated purchase price adjustment, primarily related to changes in net working capital and has been recorded as a short-term receivable from BWC.  The carrying value of assets and liabilities of Heating Systems totaled $23.6 million and $2.4 million, respectively. For the three months ended June 30, 2005, the Company recognized a gain of $2.2 million, net of $1.2 million of tax.  The gain is net of, on a pre-tax basis, $1.7 million of estimated professional fees and other transaction-related expenses.  In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the financial results of Heating Systems have been reported as discontinued operations for all periods presented.

Business Segment Performance

	Three Months Ended		Nine Months Ended
(Amounts in thousands)	June 30,		June 30,
(Unaudited)	2005	2004	2005	2004
POOL PRODUCTS:
Pool products sales	$67,575	$55,693	$149,818	$134,985

Gross profit	$20,693	$15,466	$39,844	$33,127
Operating income	$10,822	$7,427	$14,818	$10,473

Gross profit as a percent of sales	30.6%	27.8%	26.6%	24.5%
Operating income as a percent of sales	16.0%	13.3%	9.9%	7.8%

For the three months ended June 30, 2005, Pool Products:

•                  Pool product sales increased $11.9 million or 21.3 percent to $67.6 million compared to the same period of 2004 due primarily to higher unit volume driven by the success of our builder conversion program and acquisitions in 2003 and 2004 combined with higher product pricing and the introduction of the new JandyColors™ multi-colored pool and spa lights.

•                  Gross profit increased $5.2 million to $20.7 million or 30.6 percent of sales for the third quarter 2005.  Gross profit increased due primarily to higher sales volume and higher product pricing.  Gross profit as a percent of sales increased due to higher product pricing and the benefit of leveraging fixed manufacturing costs over a larger base of sales.

•                  Operating income increased $3.4 million to $10.8 million or 45.7 percent for the third quarter 2005 compared to the same period in 2004 due primarily to higher sales and gross profit, which more than offset higher corporate administrative costs related to our strategic alternatives review and the implementation of Section 404 of the Sarbanes-Oxley Act.

	Three Months Ended		Nine Months Ended
(Amounts in thousands)	June 30,		June 30,
(Unaudited)	2005	2004	2005	2004
PERSONAL HEALTH CARE:
Oral health products	$12,718	$12,338	$38,143	$37,638
Shower products	11,533	11,169	38,487	46,665
Other products	1,444	1,752	4,875	6,179
Total sales	$25,695	$25,259	$81,505	$90,482

Gross profit	$8,418	$8,523	$31,357	$33,924
Operating income (loss)	$(1,842)	$(905)	$2,585	$2,894

Gross profit as a percent of sales	32.8%	33.7%	38.5%	37.5%
Operating income (loss) as a percent of sales	(7.2)%	(3.6)%	3.2%	3.2%

For the three months ended June 30, 2005, Personal Health Care:

•                  Sales increased $0.4 million or 1.7 percent to $25.7 million for the third quarter 2005 compared to the same period in 2004.  Sales of Oral health products increased $0.4 million or 3.3 percent due primarily to the growth of the Waterpik® dental water jet (oral irrigator), including the cordless rechargeable model.  Sales of Shower products increased $0.3 million or 2.7 percent due primarily to increased distribution at two key retail chains, which offset the impact of continued competitive pressures and lower levels of promotional programs with some retail customers.  Sales for the Other products category decreased $0.3 million due to lower water filtration product sales.

•                  Gross profit decreased $0.1 million to $8.4 million or 32.8 percent of sales for the third quarter 2005.  Gross profit and gross profit as a percent of sales decreased due primarily to higher costs for commodity-based materials and to higher freight rates.

•                  Operating loss increased $0.9 million to $1.8 million for the third quarter 2005 compared to the same period in 2004 due to higher selling expenses and corporate administrative costs related to our strategic alternatives review and the implementation of Section 404 of the Sarbanes-Oxley Act.

Additional Financial Highlights

Capital expenditures from continuing operations for the three months and nine months ended June 30, 2005 were $1.2 million and $2.6 million, respectively, compared to $1.3 million and $4.0 million, respectively, for the same period last year.  Depreciation and amortization from continuing operations for the three months and nine months ended June 30, 2005 were $2.1 million and $6.5 million, respectively, compared to $2.2 million and $7.0 million, respectively, for the same period in 2004.  Capital spending for Fiscal-Year 2005 is projected to be in the range of $4.0 to $5.0 million compared to $6.1 million for the comparable period in 2004.

Income tax provision was $3.5 million or 39.7 percent of income from continuing operations before income taxes for the three months ended June 30, 2005 as compared to $2.4 million or 38.5 percent of income from continuing operations before income taxes for the same period in 2004.  The higher tax rate for Fiscal-Year 2005 reflects a mix shift to higher state taxing jurisdictions.  Additionally, the estimated tax rate used for the three months ended June 30, 2004 was based on the 2003 calendar year rate, which benefited from favorable adjustments to estimates based upon the completion of prior year tax returns.

Outlook

The Company’s earnings outlook for the three months ending September 30, 2005 is targeted in the range of $0.35 to $0.40 per diluted share compared to $0.29 per diluted share for the same period last year.  Earnings from continuing operations for Fiscal-Year 2005 is targeted in the range of $1.14 to $1.19 per diluted share, an increase of 26 to 32 percent compared to $0.91 per diluted share from continuing operations for the twelve months ended September 30, 2004.  Fiscal-Year 2005 net income, excluding the $0.17 per diluted share gain on the sale of the Heating Systems business, is targeted in the range of $1.28 to $1.33 per diluted share, which is comparable to the Company’s previously announced range of $1.20 to $1.30 per diluted share.  For Fiscal-Year 2005, the Company’s sales growth is targeted in the range of $310.0 million to $315.0 million compared to sales of $306.6 million from continuing operations for the twelve months ended September 30, 2004.  Sales growth for the Pool Products segment is projected in a range of 9 to 11 percent for Fiscal-Year 2005.  Sales for the Personal Health Care segment are expected to be flat for the fourth quarter and lower for Fiscal-Year 2005.  The sales and earnings per share growth targets incorporate 52 weeks for Fiscal-Year 2005 as compared to 53 weeks for the comparable period in 2004.

Investor Conference Call and Web Cast

A conference call to discuss operating results for the three months and nine months ended June 30, 2005 will be held with Mike Hoopis, Water Pik Technologies’ President and CEO, and Vic Streufert, the Company’s Vice President, Finance and CFO, at 8:00 am Pacific Daylight Time (11:00 am EDT), Thursday, July 28, 2005.  To access the live web cast or an archived replay, please go to www.waterpik.com or www.vcall.com.

If you are interested in listening to the conference call, please dial 888-790-3558 at least five minutes before the scheduled conference call start time.  The access code for this conference call is: PIK.  Approximately two hours after the end of the call, you may access a replay of the call by dialing 800-337-4110.  The replay will be available through 8:00 pm Pacific Daylight Time on Tuesday, August 2nd.

Forward-looking Statements

In this press release, the statements from Mr. Hoopis are forward-looking statements.  Any other statements contained in this press release, which are not historical fact, may be considered forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Actual results could differ materially from these forward-looking statements as a result of the risk factors described in the Company’s filings with the Securities and Exchange Commission, including, among others, its ability to develop new products and execute its growth strategy, the uncertainty of new product testing and regulatory approvals, the uncertainty that its marketing efforts will achieve the desired results with respect to existing or new products, its dependence on key customers, the seasonal nature of its businesses, the impact of consumer confidence and consumer spending, the effect of product liability claims, the impact of rising commodity costs such as steel, copper, titanium, resin and oil, risks associated with using foreign suppliers including increased transportation costs, potential supply chain disruption and foreign currency exchange rate fluctuations, failure to protect its intellectual properties and its ability to integrate acquisitions and realize expected synergies.  With respect to the Company’s strategic alternatives announcement on January 4, 2005, we are continuing our review and no assurance can be given that any strategic alternative involving a transaction, other than the sale of the Heating Systems business, will be pursued or, if a transaction is pursued, that it will be consummated.  In addition, the impact, if any, that engaging in a strategic alternatives review process will have on the financial performance or operations of the Company is uncertain.  The reader is cautioned not to rely on any forward-looking statements, as actual results may differ materially from those reflected in the forward-looking statements.  The Company does not have any intention or obligation to update forward-looking statements, even if new information, future events or other circumstances make them incorrect or misleading.

Water Pik Technologies, Inc. is a leading developer, manufacturer and marketer of innovative personal healthcare products and pool and spa products sold under the Water Pik® and Jandy® brand names.  The Company has developed and introduced many products that are considered the first of their kind and have led to the formation of new markets, including the automatic toothbrush, end-of-faucet water filtration system, pool heater and pulsating shower massage.  The Company’s products are sold through a variety of channels, including home centers, mass-merchandisers, drug store chains and specialty retailers, wholesalers and contractors.  Headquartered in Newport Beach, California, the Company operates eight major facilities in the United States and Canada.  For more information, visit the Water Pik Technologies, Inc. web site at www.waterpik.com.

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, the following schedules reconcile EBITDA (earnings before interest, taxes, depreciation and amortization) to income from continuing operations before taxes, the most directly comparable financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (GAAP), for the periods presented.

In order to fully assess our financial results, we believe that EBITDA is an appropriate measure for evaluating our operating performance.  We are providing this information because it is a key metric to the investment community and assists in their understanding and analysis of our operating performance.  Accordingly, EBITDA should be considered in addition to, and not as a substitute for, or superior to, any measures of financial performance prepared in compliance with GAAP.

The following tables represent consolidated statements of operations, consolidated and segment reconciliation of EBITDA to income from continuing operations before income taxes, condensed consolidated balance sheets and consolidated statements of cash flows.

WATER PIK TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2005	2004	2005	2004

Sales	$93,270	$80,952	$231,323	$225,467
Gross profit	29,111	23,989	71,201	67,051
Selling expenses	10,864	10,437	30,764	32,134
General and administrative expenses	7,985	5,616	19,036	17,024
Research and development expenses	1,282	1,414	3,998	4,526
Operating income	8,980	6,522	17,403	13,367
Interest expense	418	348	1,309	1,352
Other (income) expense	(241)	(90)	(545)	(226)
Income from continuing operations before income taxes	8,803	6,264	16,639	12,241
Income tax provision	3,495	2,412	6,605	4,434
Income from continuing operations	5,308	3,852	10,034	7,807

Discontinued operations:
Income (loss) from operations of discontinued business	429	(309)	2,540	1,624
Income tax provision (benefit)	145	(243)	865	555
Gain from sale of discontinued operations, net of tax of $1,238	2,198	—	2,198	—
Income (loss) on discontinued operations	2,482	(66)	3,873	1,069
Net income	$7,790	$3,786	$13,907	$8,876

Diluted net income (loss) per common share*
Continuing operations	$0.42	$0.31	$0.79	$0.62
Discontinued operations	0.19	(0.01)	0.31	0.08
Net income	$0.61	$0.30	$1.10	$0.71

Weighted average common shares outstanding - diluted	12,765	12,592	12,689	12,585

*                 Diluted net income (loss) per common share may not add due to rounding.

WATER PIK TECHNOLOGIES, INC.

CONSOLIDATED AND SEGMENT RECONCILIATION OF EBITDA TO INCOME

FROM CONTINUING OPERATIONS BEFORE INCOME TAXES

(Amounts in thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2005	2004	2005	2004

WATER PIK TECHNOLOGIES, INC.
Reconciliation of EBITDA:
Income from continuing operations before income taxes	$8,803	$6,264	$16,639	$12,241
Interest expense, net	394	242	1,260	1,108
Depreciation and amortization	2,116	2,233	6,480	7,001
EBITDA from continuing operations	$11,313	$8,739	$24,379	$20,350

POOL PRODUCTS
Reconciliation of EBITDA:
Income from continuing operations before income taxes	$10,717	$7,150	$14,156	$9,596
Interest expense, net	272	277	920	873
Depreciation and amortization	750	819	2,297	2,506
EBITDA from continuing operations	$11,739	$8,246	$17,373	$12,975

PERSONAL HEALTH CARE
Reconciliation of EBITDA:
Income (loss) from continuing operations before income taxes	$(1,914)	$(886)	$2,483	$2,645
Interest expense, net	122	(35)	340	235
Depreciation and amortization	1,366	1,414	4,183	4,495

EBITDA from continuing operations	$(426)	$493	$7,006	$7,375

WATER PIK TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (1)

(Amounts in thousands)

	June 30,	September 30,
	2005	2004
	(Unaudited)
ASSETS
Cash and cash equivalents	$25,084	$11,036
Accounts receivable, net	66,209	58,418
Inventories	40,286	45,387
Deferred income taxes	9,036	8,736
Prepaid expenses and other current assets	3,309	2,803
Total current assets	143,924	126,380
Property, plant and equipment, net	36,286	45,553
Goodwill, net	28,924	35,149
Deferred income taxes	—	225
Other assets	4,825	3,893
TOTAL ASSETS	$213,959	$211,200

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$23,561	$26,069
Accrued income taxes	1,756	27
Accrued liabilities	29,048	32,529
Current portion of long-term debt	749	3,838
Total current liabilities	55,114	62,463
Long-term debt, less current portion	14,937	20,839
Other accrued liabilities	6,149	5,358
TOTAL LIABILITIES	76,200	88,660
TOTAL STOCKHOLDERS’ EQUITY	137,759	122,540
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$213,959	$211,200

(1)          The audited balance sheet as of September 30, 2004 includes assets and liabilities related to the discontinued Heating Systems business that was sold as of June 30, 2005.

WATER PIK TECHNOLOGIES, INC.

SUMMARY OF CONSOLIDATED STATEMENTS OF OPERATIONS AND

RECONCILIATION OF EBITDA TO INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES(1)

(Amounts in thousands, except per share amounts)

(Unaudited)

				Nine
	First	Second	Third	Months
	Quarter	Quarter	Quarter	Ended
	Dec. 31,	Mar. 31,	Jun. 30,	Jun. 30,
	2004	2005	2005	2005

Sales	$77,624	$60,429	$93,270	$231,323
Gross profit	24,606	17,484	29,111	71,201
Selling expenses	9,530	10,370	10,864	30,764
General and administrative expenses	5,776	5,275	7,985	19,036
Research and development expenses	1,202	1,514	1,282	3,998
Operating income	8,098	325	8,980	17,403
Interest expense	365	526	418	1,309
Other (income) expense	(208)	(96)	(241)	(545)
Income (loss) from continuing operations before income taxes	7,941	(105)	8,803	16,639
Income tax provision (benefit)	3,152	(42)	3,495	6,605
Income (loss) from continuing operations	4,789	(63)	5,308	10,034

Discontinued operations:
Income from operations of discontinued business	1,778	333	429	2,540
Income tax provision	592	128	145	865
Gain on sale of discontinued operations, net of tax			2,198	2,198
Income on discontinued operations	1,186	205	2,482	3,873

Net income	$5,975	$142	$7,790	$13,907

Diluted net income per common share
Continuing operations	$0.38	$0.00	$0.42	$0.79
Discontinued operations	0.09	0.02	0.19	0.31
Net income	$0.48	$0.01	$0.61	$1.10

Weighted average common sharesoutstanding - diluted	12,551	12,751	12,765	12,689

Reconciliation of EBITDA:
Income (loss) from continuing operations before income taxes	$7,941	$(105)	$8,803	$16,639
Interest expense, net	341	525	394	1,260
Depreciation and amortization	2,193	2,171	2,116	6,480

EBITDA from continuing operations	$10,475	$2,591	$11,313	$24,379

(1)          Presented for information purposes only to illustrate the Company’s results of operations and EBITDA assuming discontinued operations for the Heating Systems business for each of the periods presented.

WATER PIK TECHNOLOGIES, INC.

SEGMENT OPERATING RESULTS AND

RECONCILIATION OF EBITDA TO INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES(1)

(Amounts in thousands)

(Unaudited)

	First	Second	Third	Year to
	Quarter	Quarter	Quarter	Date
	Dec. 31,	Mar. 31,	Jun. 30,	Jun. 30,
	2004	2005	2005	2005

POOL PRODUCTS:
Pool products sales	$48,054	$34,189	$67,575	$149,818

Gross profit	$12,445	$6,706	$20,693	$39,844
Operating income (loss)	$5,220	$(1,224)	$10,822	$14,818

Gross profit as a percent of sales	25.9%	19.6%	30.6%	26.6%
Operating income (loss) as a percent of sales	10.9%	(3.6)%	16.0%	9.9%

Reconciliation of EBITDA:
Income (loss) from continuing operations before income taxes	$5,013	$(1,574)	$10,717	$14,156
Interest expense, net	207	441	272	920
Depreciation and amortization	761	786	750	2,297

EBITDA from continuing operations	$5,981	$(347)	$11,739	$17,373

PERSONAL HEALTH CARE:
Oral Health products	$13,442	$11,983	$12,718	$38,143
Shower products	13,852	13,102	11,533	38,487
Other products	2,276	1,155	1,444	4,875
Total sales	$29,570	$26,240	$25,695	$81,505

Gross profit	$12,161	$10,778	$8,418	$31,357
Operating income (loss)	$2,878	1,549	$(1,842)	$2,585

Gross profit as a percent of sales	41.1%	41.1%	32.8%	38.5%
Operating income (loss) as a percent of sales	9.7%	5.9%	(7.2)%	3.2%

Reconciliation of EBITDA:
Income (loss) from continuing operations before income taxes	$2,928	$1,469	$(1,914)	$2,483
Interest expense, net	134	84	122	340
Depreciation and amortization	1,432	1,385	1,366	4,183

EBITDA from continuing operations	$4,494	$2,938	$(426)	$7,006

(1)          Presented for information purposes only to illustrate the Company’s results of operations and EBITDA assuming discontinued operations for the Heating Systems business for each of the periods presented.

WATER PIK TECHNOLOGIES, INC.

SUMMARY OF CONSOLIDATED STATEMENTS OF OPERATIONS AND

RECONCILIATION OF EBITDA TO INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES(1)

(Amounts in thousands, except per share amounts)

(Unaudited)

	First	Second	Third	Fourth	Year
	Quarter	Quarter	Quarter	Quarter	Ended
	Dec. 31	Mar. 31,	Jun. 30,	Sep. 30,	Sep. 30,
	2003	2004	2004	2004	2004

Sales	$85,581	$58,934	$80,952	$81,111	$306,578
Gross profit	26,802	16,260	23,989	24,441	91,492
Selling expenses	11,534	10,163	10,437	10,167	42,301
General and administrative expenses	6,118	5,290	5,616	6,602	23,626
Research and development expenses	1,621	1,491	1,414	1,377	5,903
Operating income	7,529	(684)	6,522	6,295	19,662
Interest expense	458	546	348	330	1,682
Other income	(75)	(61)	(90)	(28)	(254)
Income (loss) from continuing operations before income taxes	7,146	(1,169)	6,264	5,993	18,234
Income tax provision (benefit)	2,472	(450)	2,412	2,307	6,741
Income (loss) from continuing operations	4,674	(719)	3,852	3,686	11,493

Discontinued operations
Income (loss) from operations of discontinued business	2,081	(148)	(309)	1,378	3,002
Income tax provision (benefit)	816	(18)	(243)	507	1,062
Income (loss) on discontinued operations	1,265	(130)	(66)	871	1,940
Net income (loss)	$5,939	$(849)	$3,786	$4,557	$13,433

Diluted net income (loss) per common share
Continuing operations	$0.37	$(0.06)	$0.31	$0.29	$0.91
Discontinued operations	0.10	(0.01)	(0.01)	0.07	0.15
Net income (loss)	$0.47	$(0.07)	$0.30	$0.36	$1.07

Weighted average common sharesoutstanding - diluted	12,571	11,941	12,592	12,537	12,572

Reconciliation of EBITDA:
Income (loss) from continuing operations before income taxes	$7,146	$(1,169)	$6,264	$5,993	$18,234
Interest expense, net	380	486	242	298	1,406
Depreciation and amortization	2,460	2,308	2,233	2,542	9,543

EBITDA from continuing operations	$9,986	$1,625	$8,739	$8,833	$29,183

(1)          Presented for information purposes only to illustrate the Company’s results of operations and EBITDA assuming discontinued operations for the Heating Systems business for each of the periods presented.

WATER PIK TECHNOLOGIES, INC.

SEGMENT OPERATING RESULTS AND

RECONCILIATION OF EBITDA TO INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES(1)

(Amounts in thousands)

(Unaudited)

	First	Second	Third	Fourth	Year
	Quarter	Quarter	Quarter	Quarter	Ended
	Dec. 31	Mar. 31,	Jun. 30,	Sep. 30,	Sep. 30,
	2003	2004	2004	2004	2004

POOL PRODUCTS:
Pool products sales	$49,062	$30,230	$55,693	$47,823	$182,808

Gross profit	$12,789	$4,872	$15,466	$12,404	$45,531
Operating income (loss)	$5,360	$(2,314)	$7,427	$4,082	$14,555

Gross profit as a percent of sales	26.1%	16.1%	27.8%	25.9%	24.9%
Operating income (loss) as a percent of sales	10.9%	(7.7)%	13.3%	8.5%	8.0%

Reconciliation of EBITDA:
Income (loss) from continuing operations before income taxes	$5,145	$(2,699)	$7,150	$3,918	$13,514
Interest expense, net	214	382	277	164	1,037
Depreciation and amortization	877	810	819	1,049	3,555

EBITDA from continuing operations	$6,236	$(1,507)	$8,246	$5,131	$18,106

PERSONAL HEALTH CARE:
Oral Health products	$14,322	$10,978	$12,338	$15,012	$52,650
Shower products	18,632	16,864	11,169	16,170	62,835
Other products	3,565	862	1,752	2,106	8,285
Total sales	$36,519	$28,704	$25,259	$33,288	$123,770

Gross profit	$14,013	$11,388	$8,523	$12,037	$45,961
Operating income (loss)	$2,169	$1,630	$(905)	$2,213	$5,107

Gross profit as a percent of sales	38.4%	39.7%	33.7%	36.2%	37.1%
Operating income (loss) as a percent of sales	5.9%	5.7%	(3.6)%	6.7%	4.1%

Reconciliation of EBITDA:
Income (loss) from continuing operations before income taxes	$2,001	$1,530	$(886)	$2,075	$4,720
Interest expense, net	166	104	(35)	134	369
Depreciation and amortization	1,583	1,498	1,414	1,493	5,988

EBITDA from continuing operations	$3,750	$3,132	$493	$3,702	$11,077

(1)          Presented for information purposes only to illustrate the Company’s results of operations and EBITDA assuming discontinued operations for the Heating Systems business for each of the periods presented.

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